EXHIBIT 99.2

Contacts:

Scott Tsujita (Investors) Hypercom Corporation 602.504.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 602.504.5383 pschuddekopf@hypercom.com	Ruth Pachman/Dawn Dover Kekst and Company 212.521.4891/4817 ruth-pachman@kekst.com dawn-dover@kekst.com

Hypercom Responds to Ingenico Letter;
Calls for Direct Negotiations

PHOENIX, February 11, 2008 – Norman Stout, Chairman of the Board of Hypercom Corporation (NYSE: HYC), sent the following letter to Philippe Lazare, Chief Executive Officer of Ingenico, regarding Ingenico’s February 11, 2008 letter to the Hypercom Board:

Dear Mr. Lazare:

We are disappointed with your letter today, especially since we discussed our position with you over the weekend, agreed to begin negotiations, forwarded a draft confidentiality agreement to you, sent preliminary terms of a deal with the draft agreement, and expressly made ourselves available to you throughout the day. We heard nothing from you until you issued your letter at the close of market.

Your insistence on behaving as if this were a hostile overture and playing this out in the public arena causes us to question your motivations in making this proposal. You have already filed suit against our financing partner to attempt to block our acquisition of Thales S.A.’s e-Transactions business. In this context, I am sure you can understand our interest in including certain reasonable protections in our confidentiality agreement and in insisting on a complete offer that guarantees certainty of closing.

Again, we would suggest a conference call to discuss and negotiate our confidentiality agreement.  We are available tomorrow morning beginning at 8 am Phoenix time.

Let me stress that we are very mindful of our obligations to shareholders, as well as counterparties to our contracts.  To this end:

1.	Hypercom’s Board has thoroughly evaluated the strategic options open to the company, including, as you well know, our previous discussions with you toward a possible acquisition of our company. After extensive due diligence, Ingenico chose not to make a formal offer to Hypercom.

2.	Two months ago, after extensive due diligence and negotiations, we made a binding offer to Thales to acquire its e-Transactions business and provided a deposit of $10 million to secure this offer.

3.	The signing of the Stock Purchase Agreement was deferred until Thales had gone through the required legal procedures with their works counsels.

4.	The signing was further delayed when you filed suit against our financing source, Francisco Partners LP II, a few weeks ago. Your counsel also threatened to sue us if we proceed with our financing based on an agreement to which we are not even a party.

5.	Our latest plan was to conclude that transaction by signing a Stock Purchase Agreement today.

6.	Based on the inquiry we received from you last week, we agreed to open discussions with you. We made our intent public today, in contemplation of Ingenico and Hypercom beginning immediate negotiations. We heard nothing from you until your letter late today.

The potential harm to our shareholders of our failing to pursue the acquisition of the e-Transactions business could not be more real. We received a letter from Thales today stating that they may abort our transaction, retain our deposit and seek other remedies if we do not sign the Stock Purchase Agreement by 8 pm Phoenix time on Wednesday, February 13, 2008.  Unless we sign this agreement by then, we are in jeopardy of losing our $10 million and exposing ourselves to litigation.

However, the Board’s greater concern is the cost to our shareholders of ending the process with Thales, and then having Ingenico not acquire the company. If that were to occur Hypercom would be denied the wonderful opportunity, by acquiring the e-Transactions business, to achieve scale, and provide a strategic presence in critical markets in Europe. Without the protection of our proposed confidentiality agreement, Ingenico, on the other hand, can simply walk away from a Hypercom transaction with no associated cost and the benefit of having prevented Hypercom from becoming a formidable competitor.

In our discussions with you, our intent has been clear:

•	We want to maximize value for our shareholders.

•	We need a complete offer from you, including evidence of fully committed financing and certainty of close. The e-Transactions business has significant strategic value to our shareholders and we would only put it in jeopardy if there was certainty of an agreement that had greater value. The e-Transactions acquisition is certain. The Ingenico conditional inquiry is far from certain.

•	We have requested indemnity from lawsuits by Thales and Francisco Partners, but only if we don’t go forward with them or if you don’t go forward with us. This is only fair. We want our shareholders compensated for the cost associated with any break-up of a transaction caused by your last minute entrance onto the scene.

•	We want you to remove the threat of suit your counsel has made against Hypercom, not because we believe there is merit in the threat, but because it is a barrier to healthy and productive discussions.

We are happy to discuss with you the scope of your due diligence (that’s why we created an Exhibit for you to complete with us), negotiate in good faith for a limited time, and ensure that you are not disadvantaged vis a vis other potential bidders (in fact our preliminary term sheet included a matching right for your benefit).  But let’s do this cooperatively and constructively.

Given the short time frame we are facing, rather than sending lawyer letters back and forth or negotiating in public, I suggest we immediately have a call to discuss these matters.   We are available as early as 8 am tomorrow morning Phoenix time.

Very Truly Yours,

Norman Stout
Chairman of the Board

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.

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Hypercom is a registered trademark of Hypercom Corporation.  All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.  This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding:  (i) expected acquisition results and benefits; (ii) the ability of the Company to enter into definitive acquisition documentation acceptable to it; (iii) the expected consummation of the transactions described in this press release; (iv) provided the transactions described in this press release are consummated, the Company’s ability to rationalize product lines, retain customers, retain key employees, obtain the synergies it anticipates, and obtain the ongoing services it needs from Thales; (v) the Company’s expected future performance; (vi) market acceptance of new products and services; and (viii) product performance, product sales, revenues and profits.  These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, the ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner; the ability to obtain the expected strategic and financial benefits from acquisitions; the ability to attract and retain qualified executives and directors; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K/A, as well as the Company’s subsequent reports on Forms 10-Q and 8-K, as may be amended from time to time.  Forward-looking statements speak only as of the date made and are not guarantees of future performance.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.  HYCF